Avadel Pharmaceuticals Reports First Quarter 2018 Results
NOCTIVA™ launch underway across the U.S.
FT 218 granted Orphan Drug Designation
Generated revenue of $33.3 million

Dublin, Ireland – May 2, 2018 - Avadel Pharmaceuticals plc (NASDAQ: AVDL) today announced its financial results for the first quarter of 2018.
First quarter 2018 highlights and financial overview:

•	On January 10, 2018 the U.S. Food and Drug Administration granted Orphan Drug Designation to FT 218 for the treatment of narcolepsy.

•	Divested pediatric products in February to Cerecor, Inc. and increased strategic focus on urology, hospital and CNS / sleep markets.

•	Completed a convertible debt offering with net proceeds of $138.4 million.

•	Launched NOCTIVA to the trade four weeks ahead of schedule.

•	Total revenues for the first quarter 2018 were $33.3 million, compared to $34.8 million in the fourth quarter 2017 and $52.5 million in the first quarter 2017.

•
GAAP net loss for the first quarter 2018 was $(12.2) million, or $(0.32) per diluted share, compared to GAAP net loss of $(8.2) million, or $(0.21) per diluted share, in the fourth quarter 2017 and a GAAP net income of $25.9 million, or $0.61 per diluted share, in the first quarter 2017.

•
Adjusted net loss for the first quarter 2018 was $(13.0) million, or $(0.34) per diluted share, compared to an adjusted net loss of $(10.0) million, or $(0.25) per diluted share, in the fourth quarter 2017 and an adjusted net income of $11.8 million, or $0.28 per diluted share, in the first quarter 2017. (1)

•	Cash and marketable securities at March 31, 2018 were $198.2 million, up from $94.1 million at December 31, 2017.

“Our quarter overall was a series of positive events that continued to advance our company’s strategic objectives. We divested our pediatric products, and increased our focus for future growth across the urology, sleep and hospital markets. We received positive news from FDA at the outset of the quarter with receipt of Orphan Drug Designation for FT 218, maintained market leadership across each of our hospital products, executed our NOCTIVA launch plan well ahead of schedule, and successfully raised capital in an oversubscribed offering that will ultimately help us continue building long-term value," said Mike Anderson, Avadel's Chief Executive Officer.
Mr. Anderson continued, “In addition to shipping NOCTIVA ahead of schedule, we have seen accelerated progress on the payer front. In less than 30 days since our trade launch, we have gone from 0 to approximately 100 million covered accessible lives, including our first two major preferred brand formulary wins with a top commercial and government payer, respectively. Our patient support programs are fully operational and will continue to serve as a bridge for patients as we secure additional preferred branded formulary coverage over the next 3-6 months.”

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1Non-GAAP financial measure: Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

First Quarter 2018 Results
Revenues during the first quarter 2018 were $33.3 million, compared to $52.5 million during the same period last year. Revenue decline for Bloxiverz® and Akovaz® was driven by a loss of market share and lower net selling prices due to two new competitors for each product that entered the market during and subsequent to the first quarter of 2017. These declines were slightly offset by increased Vazculep® revenues due primarily to an increase in the volume of units sold in the first quarter 2018 compared to the same period last year.
On a GAAP basis, net loss was $(12.2) million during the first quarter 2018, or $(0.32) per diluted share, compared to net income of $25.9 million, or $0.61 per diluted share, for the same period last year. Included in GAAP net loss for the first quarter 2018 were $3.0 million of charges related to changes in the fair value of related party contingent consideration, compared to gains of $7.0 million in the same period last year.
Research and Development (R&D) expenses totaled $10.0 million for the first quarter, compared to $7.2 million for the same period last year. The increase in spending is primarily due to the Company's Phase III REST-ON trial to assess the safety and efficacy of a once-nightly version of sodium oxybate for the treatment of excessive daytime sleepiness and cataplexy in patients suffering from narcolepsy. Also included in R&D was $1.3 million in expense related to NOCTIVA, which the Company acquired in September 2017. The Company expects spending on R&D to increase throughout the course of 2018 as it continues to open new clinical trial sites for REST-ON.
Selling, General and Administrative (SG&A) expenses were $24.5 million in the first quarter 2018, compared to $11.8 million in the same period last year. This increase was primarily due to $12.3 million in costs incurred during the quarter associated with the launch of NOCTIVA. Also included in SG&A for the first quarter 2018 was approximately $3.0 million of expense associated with the pediatric products, which the Company will not incur moving forward.
Adjusted net loss for the first quarter 2018 was $(13.0) million, or $(0.34) per diluted share, compared to adjusted net income of $11.8 million, or $0.28 per diluted share, in the same period last year.(1) The decrease in adjusted net income is largely attributable to an decrease in revenues from Akovaz and higher SG&A expenses. Please see the Supplemental Information section within this document for a reconciliation of adjusted net income and adjusted diluted EPS to the respective GAAP amounts.
2018 Guidance
The Company is reiterating full year 2018 guidance and expects revenues of between $105 - $125 million, R&D spend of between $40 to $50 million, and SG&A spend of between $80 to $90 million. Cash interest expense as a result of the Company's convertible notes offering in February 2018 is expected to be approximately $6 million, and a non-GAAP tax benefit of 0% to 10% is anticipated for the full year 2018.
Conference Call
A conference call to discuss these results has been scheduled for Wednesday, May 2, 2018 at 10:00 a.m. ET. A question and answer period will follow management's prepared remarks. To access the conference call, investors are invited to dial (844) 388-0559 (U.S. and Canada) or (216) 562-0393 (International). The conference ID number is 3494279. A live audio webcast can be accessed by visiting the Investors section of the Company’s website, www.avadel.com. A replay of the webcast will be archived on Avadel’s website for 90 days following the event.
About Avadel Pharmaceuticals plc:
Avadel Pharmaceuticals plc (NASDAQ: AVDL) is a specialty pharmaceutical company that seeks to develop differentiated pharmaceutical products that are safe, effective and easy to take through formulation development, by utilizing its proprietary drug delivery technology and through in-licensing / acquiring new products; ultimately, helping patients adhere to their prescribed medical treatment and see better results. Avadel’s current portfolio of products and product candidates focus on the urology, central nervous system (CNS) / sleep, and hospital markets. The Company is headquartered in Dublin, Ireland with operations in St. Louis, Missouri and Lyon, France. For more information, please visit www.avadel.com.

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1Non-GAAP financial measure: Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

Safe Harbor: This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof, identify forward-looking statements, each of which speaks only as of the date the statement is made. Although we believe that our forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, our business is subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and our results of operations will not differ materially from the results contemplated in such forward-looking statements. These risks include: (i) risks relating to our exchangeable senior notes including use of the net proceeds from the offering of the notes and other future events related to the notes; (ii) risks relating to the divestiture of our former pediatric business including whether such divestiture will be accretive to our operating income and cash flow; (iii) risks relating to our license agreement with Serenity Pharmaceuticals, LLC including that our internal analyses may overstate the market opportunity in the United States for the drug desmopressin acetate (the “Drug”) or we may not effectively exploit such market opportunity, that significant safety or drug interaction problems could arise with respect to the Drug, that we may not successfully increase awareness of nocturia and the potential benefits of the Drug, and that the need for management to focus attention on the development and commercialization of the Drug could cause our ongoing business operations to suffer; and (iv) the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017, in particular disclosures that may be set forth in particular under the captions “Forward-Looking Statements” and “Risk Factors,” including without limitation: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®,Vazculep® and Akovaz® products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such products and apply for FDA approval of such products before us; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; and our dependence on key personnel to execute our business plan.

Non-GAAP Disclosures and Adjustments
Avadel discloses certain non-GAAP financial measures, including adjusted net income and loss and adjusted net income and loss per diluted share, as management believes that a comparison of its current and historical results would be difficult if the disclosures were limited to financial measures prepared only in accordance with generally accepted accounting principles (GAAP) in the U.S. In addition to reporting its financial results in accordance with GAAP, Avadel reports certain non-GAAP results that exclude, if any, fair value remeasurements of its contingent consideration, GAAP interest expense on exchangeable notes, impairment of intangible assets, if any, amortization of intangible assets, restructuring costs, foreign exchange gains and losses on assets and liabilities denominated in foreign currencies, unrealized gains/losses on equity marketable securities, non-cash license revenue adjustments and impacts of US tax reform, but includes the operating cash flows plus any unpaid accrued amounts associated with the contingent consideration and cash interest payments or related accruals on exchangeable notes, in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance. The Company's management uses these non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. Investors and other readers should review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely comparable GAAP measure set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in

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1Non-GAAP financial measure: Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

accordance with GAAP. The table provided within the following “Supplemental Information” section reconciles GAAP net income and loss and diluted earnings or loss per share to the corresponding adjusted amounts.

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Contacts:	Michael F. Kanan
Chief Financial Officer
Phone: (636) 449-1844
Email: mkanan@avadel.com

Lauren Stival
Sr. Director, Investor Relations & Corporate Communications
Phone: (636) 449-5866
Email: lstival@avadel.com

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1Non-GAAP financial measure: Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

AVADEL PHARMACEUTICALS PLC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017

Revenues:
Product sales	$33,161	$51,757
License revenue	132	750
Total revenues	33,293	52,507
Operating expenses:
Cost of products	6,592	3,902
Research and development expenses	9,951	7,206
Selling, general and administrative expenses	24,487	11,812
Intangible asset amortization	1,767	564
Loss (gain) - changes in fair value of related party contingent consideration	2,968	(6,971)
Restructuring costs	153	2,653
Total operating expenses	45,918	19,166
Operating (loss) income	(12,625)	33,341
Investment income and other income (expense), net	54	821
Interest expense, net	(1,597)	(263)
Other (expense) income - changes in fair value of related party payable	(395)	550
(Loss) income before income taxes	(14,563)	34,449
Income tax (benefit) provision	(2,327)	8,539
Net (loss) income	$(12,236)	$25,910

Net (loss) income per share - basic	$(0.32)	$0.63
Net (loss) income per share - diluted	(0.32)	0.61

Weighted average number of shares outstanding - basic	38,559	41,374
Weighted average number of shares outstanding - diluted	38,559	42,810

AVADEL PHARMACEUTICALS PLC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$40,911	$16,564
Marketable securities	157,269	77,511
Accounts receivable	16,677	14,785
Inventories	5,948	6,157
Prepaid expenses and other current assets	11,128	8,958
Total current assets	231,933	123,975
Property and equipment, net	2,722	3,001
Goodwill	18,491	18,491
Intangible assets, net	72,571	92,289
Research and development tax credit receivable	5,903	5,272
Other non-current assets	20,241	10,249
Total assets	$351,861	$253,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$114	$111
Current portion of long-term related party payable	21,121	25,007
Accounts payable	15,906	7,477
Deferred revenue	1,884	2,007
Accrued expenses	45,948	50,926
Other current liabilities	2,212	1,011
Total current liabilities	87,185	86,539
Long-term debt, less current portion	111,724	156
Long-term related party payable, less current portion	51,646	73,918
Other non-current liabilities	14,252	7,084
Total liabilities	264,807	167,697

Shareholders’ equity:
Preferred shares, $0.01 nominal value; 50,000 shares authorized at March 31, 2018 and December 31, 2017, respectively; none issued or outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Ordinary shares, nominal value of $0.01; 500,000 shares authorized; 42,066 issued and 37,642 outstanding at March 31, 2018 and 41,463 issued and 39,346 outstanding at December 31, 2017	420	414
Treasury shares, at cost, 4,424 and 2,117 shares held at March 31, 2018 and December 31, 2017, respectively	(42,573)	(22,361)
Additional paid-in capital	427,383	393,478
Accumulated deficit	(274,921)	(262,685)
Accumulated other comprehensive loss	(23,255)	(23,266)
Total shareholders’ equity	87,054	85,580
Total liabilities and shareholders’ equity	$351,861	$253,277

AVADEL PHARMACEUTICALS PLC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2018	2017

Cash flows from operating activities:
Net (loss) income	$(12,236)	$25,910
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,985	837
Loss (gain) on sale of marketable securities	662	(287)
Foreign exchange loss	(167)	—
Remeasurement of related party acquisition-related contingent consideration	2,968	(6,971)
Remeasurement of related party financing-related contingent consideration	395	(550)
Amortization of debt discount and debt issuance costs	657	—
Change in deferred tax and income tax deferred charge	(2,851)	—
Stock-based compensation expense	2,134	2,047
Other adjustments	162	—
Net changes in assets and liabilities
Accounts receivable	(1,891)	4,376
Inventories	(466)	(2,148)
Prepaid expenses and other current assets	(2,285)	(1,354)
Research and development tax credit receivable	(494)	(716)
Accounts payable & other current liabilities	6,374	1,456
Deferred revenue	(123)	(606)
Accrued expenses	(5,854)	2,714
Accrued income taxes	32	8,538
Earn-out payments for related party contingent consideration in excess of acquisition-date fair value	(5,790)	(7,166)
Royalty payments for related party payable in excess of original fair value	(825)	(1,003)
Other non-current assets and liabilities	(395)	231
Net cash (used in) provided by operating activities	(18,008)	25,308

Cash flows from investing activities:
Purchases of property and equipment	(41)	(334)
Proceeds from sales of marketable securities	194,400	14,419
Purchases of marketable securities	(275,098)	(46,074)
Net cash used in investing activities	(80,739)	(31,989)

Cash flows from financing activities:
Earn-out payments for related party contingent consideration	(402)	(444)
Proceeds from debt issuance	143,750	—
Payments for debt issuance costs	(5,391)	—
Reimbursement of conditional R&D grants	(39)	—
Proceeds from loans or conditional R&D grants	86	—
Share repurchases	(18,000)	—
Exercise of warrants	2,911	—
Cash proceeds from issuance of ordinary shares and warrants	—	38
Net cash provided by (used in) financing activities	122,915	(406)

Effect of foreign currency exchange rate changes on cash and cash equivalents	179	108

Net change in cash and cash equivalents	24,347	(6,979)
Cash and cash equivalents at January 1,	16,564	39,215
Cash and cash equivalents at March 31,	$40,911	$32,236

AVADEL PHARMACEUTICALS PLC
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share data)

	Three Months Ended March 31,
Revenues by Product:	2018	2017

Bloxiverz	$7,491	$13,902
Vazculep	12,961	10,179
Akovaz	10,217	25,638
Noctiva	666	—
Other	1,826	2,038
Total product sales	33,161	51,757
License revenue	132	750
Total revenues	$33,293	$52,507

		GAAP to Non-GAAP adjustments for the three-months ended March 31, 2018
		Exclude						Include
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Restructuring impacts	Equity securities unrealized (gain)/loss impact	Exchangeable Notes interest payments	Contingent related party payable fair value remeasurements	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales	$33,161	$—	$—	$—	$—	$—	$—	$—	$—	$33,161
License revenue	132	—	—	—	—	—	—	—	—	132
Total revenues	33,293	—	—	—	—	—	—	—	—	33,293
Operating expenses:
Cost of products	6,592	—	—	—	—	—	—	—	—	6,592
Research and development expenses	9,951	—	—	—	—	—	—	—	—	9,951
Selling, general and administrative expenses	24,487	—	—	—	—	—	—	—	—	24,487
Intangible asset amortization	1,767	(1,767)	—	—	—	—	—	—	(1,767)	—
Loss (gain) - changes in fair value of related party contingent consideration	2,968	—	—	—	—	—	(2,968)	5,790	2,822	5,790
Restructuring costs	153	—	—	(153)	—	—	—	—	(153)	—
Total operating expenses	45,918	(1,767)	—	(153)	—	—	(2,968)	5,790	902	46,820
Operating (loss) income	(12,625)	1,767	—	153	—	—	2,968	(5,790)	(902)	(13,527)
Investment income and other income (expense), net	54	—	(167)	—	298	—	—	—	131	185
Interest expense, net	(1,597)	—	—	—	—	656	—	—	656	(941)
Other (expense) income - changes in fair value of related party payable	(395)	—	—	—	—	—	395	(797)	(402)	(797)
(Loss) income before income taxes	(14,563)	1,767	(167)	153	298	656	3,363	(6,587)	(517)	(15,080)
Income tax (benefit) provision	(2,327)	371	—	—	(3)	—	123	(246)	245	(2,082)
Net (loss) income	$(12,236)	$1,396	$(167)	$153	$301	$656	$3,240	$(6,341)	$(762)	$(12,998)

Net income (loss) per share - diluted(1)	$(0.32)	$0.04	$—	$—	$0.01	$0.02	$0.08	$(0.16)	$(0.02)	$(0.34)
Weighted average number of shares outstanding - diluted	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559

(1)  Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.

		GAAP to Non-GAAP adjustments for the three-months ended December 31, 2017
		Exclude						Include
	GAAP	Intangible asset amortization	Foreign exchange (loss) gain	Restructuring impacts	License revenue adjustment	US tax reform impact	Contingent related party payable fair value remeasurements	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales and services	$34,832	$—	$—	$—	$—	$—	$—	$—	$—	$34,832
License revenue	(80)	—	—	—	342	—	—	—	342	262
Total revenue	34,752	—	—	—	342	—	—	—	342	35,094
Operating expenses:
Cost of products and services sold	4,048	—	—	—	—	—	—	—	—	4,048
Research and development expenses	11,325	—	—	—	—	—	—	—	—	11,325
Selling, general and administrative expenses	23,056	—	—	—	—	—	—	—	—	23,056
Intangible asset amortization	1,967	(1,967)	—	—	—	—	—	—	(1,967)	—
(Gain) loss - changes in fair value of related party contingent consideration	(933)	—	—	—	—	—	933	6,067	7,000	6,067
Restructuring costs	(631)	—	—	631	—	—	—	—	631	—
Total operating expenses	38,832	(1,967)	—	631	—	—	933	6,067	5,664	44,496
Operating income (loss)	(4,080)	1,967	—	(631)	342	—	(933)	(6,067)	(5,322)	(9,402)
Investment income and other income (expense), net	(426)	—	587	—	—	—	—	—	587	161
Interest expense, net	(263)	—	—	—	—	—	—	—	—	(263)
Other income (expense) - changes in fair value of related party payable	(917)	—	—	—	—	—	917	(832)	85	(832)
Income (loss) before income taxes	(5,686)	1,967	587	(631)	342	—	(16)	(6,899)	(4,650)	(10,336)
Income tax (benefit) provision	2,559	706	—	—	—	(3,513)	307	(440)	(2,940)	(381)
Net income (loss)	$(8,245)	$1,261	$587	$(631)	$342	$3,513	$(323)	$(6,459)	$(1,710)	$(9,955)

Net income (loss) per share - diluted(1)	$(0.21)	$0.03	$0.01	$(0.02)	$0.01	$0.09	$(0.01)	$(0.16)	$(0.04)	$(0.25)
Weighted average number of shares outstanding - diluted	39,350	39,350	39,350	39,350	39,350	39,350	39,350	39,350	39,350	39,350

(1) Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.

		GAAP to Non-GAAP adjustments for the three-months ended March 31, 2017
		Exclude					Include
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Restructuring impacts	Purchase accounting adjustments - FSC	Contingent related party payable fair value remeasurements	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales	$51,757	$—	$—	$—	$—	$—	$—	$—	$51,757
License revenue	750	—	—	—	—	—	—	—	750
Total revenues	52,507	—	—	—	—	—	—	—	52,507
Operating expenses:
Cost of products	3,902	—	—	—	(46)	—	—	(46)	3,856
Research and development expenses	7,206	—	—	—	—	—	—	—	7,206
Selling, general and administrative expenses	11,812	—	—	—	—	—	—	—	11,812
Intangible asset amortization	564	(564)	—	—	—	—	—	(564)	—
Loss (gain) - changes in fair value of related party contingent consideration	(6,971)	—	—	—	—	6,971	9,616	16,587	9,616
Restructuring costs	2,653	—	—	(2,653)	—	—	—	(2,653)	—
Total operating expenses	19,166	(564)	—	(2,653)	(46)	6,971	9,616	13,324	32,490
Operating (loss) income	33,341	564	—	2,653	46	(6,971)	(9,616)	(13,324)	20,017
Investment income and other income (expense), net	821	—	231	—	—	—	—	231	1,052
Interest expense, net	(263)	—	—	—	—	—	—	—	(263)
Other (expense) income - changes in fair value of related party payable	550	—	—	—	—	(550)	(1,299)	(1,849)	(1,299)
(Loss) income before income taxes	34,449	564	231	2,653	46	(7,521)	(10,915)	(14,942)	19,507
Income tax (benefit) provision	8,539	201	—	—	17	(360)	(691)	(833)	7,706
Net (loss) income	$25,910	$363	$231	$2,653	$29	$(7,161)	$(10,224)	$(14,109)	$11,801

Net income (loss) per share - diluted(1)	$0.61	$0.01	$0.01	$0.06	$—	$(0.17)	$(0.24)	$(0.33)	$0.28
Weighted average number of shares outstanding - diluted	42,810	42,810	42,810	42,810	42,810	42,810	42,810	42,810	42,810

(1)  Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.